                          PURCHASE AND SALE AGREEMENT



         This Purchase and Sale Agreement ("Agreement") dated September 8, 1995 is between NATURAL GAS PROCESSING CO., a Wyoming corporation of P. O. Box 541, Worland, Wyoming 82401 ("Seller") and KCS RESOURCES, INC., a Delaware corporation of 5555 San Felipe, Suite 1200, Houston, Texas 77056.

                                R E C I T A L S

         A. Seller is the owner of interests in the oil and gas leases described in Exhibit A, the Wells described in Exhibit B, the vehicles described in Exhibit C, the miscellaneous equipment described in Exhibit D, the rights of way, surface lease agreements, gathering systems, compressors and compressor sites described in Exhibit E, the real property described in Exhibit F and other assets and properties related to its exploration, production and gathering businesses; and

         B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of Seller's interests in the assets and properties which are specifically described in Section 1 on the terms and conditions hereinafter provided.

                               A G R E E M E N T

         In consideration of the foregoing recitals and the terms, covenants and conditions contained herein, it is agreed as follows:

         1.      Sale and Purchase of Assets.

                 (a) Properties to be Conveyed. Subject to the terms and conditions of this Agreement, Seller shall sell and convey and Buyer shall purchase and pay for all of Seller's interests in the assets and properties (other than the Excluded Properties, as hereinafter defined) described in the exhibits





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                          referred to in Recital A and including those items
                          listed in clauses (i) through (vi) below (the "Properties"). The Properties shall include without limitation the following:

                          (i) Seller's rights, titles and interests, including without limitation after-acquired titles and reversionary and other similar interests in and to all the oil, gas and mineral interests of every nature in the leasehold interests described on Exhibit A attached hereto and in any other oil and gas lease or mineral interest omitted from Exhibit A, by error, or misdescribed therein, it being the intention of Seller to exclude no oil and gas lease or mineral interest owned or claimed by Seller in the United States of America (except Excluded Properties) on the date of Closing (the "Leases");

                          (ii) All of Seller's rights, titles and interests in and to the wells described on Exhibit B attached hereto or omitted from Exhibit B by error or misdescribed therein (the "Wells") and the lease and well equipment, spare parts and inventory and facilities (and rights thereto) located on the Leases or on land pooled or unitized therewith and used or useful in connection therewith, including without limitation, tanks, tank batteries, gas plants, disposal facilities, storage facilities, field separators and liquid extractors, compressors, pumps and related materials and equipment (the "Equipment");

                          (iii) All of Seller's rights, titles and interests in the vehicles, trailers and heavy equipment described in Exhibit C, the miscellaneous equipment used exclusively in Seller's exploration, production and gathering businesses, described in Exhibit D and any miscellaneous nuts, bolts, fittings or hand tools not listed in Eshibit D shall be delivered to Buyer in the exercise of good faith by Seller, the rights of way, surface lease agreements, gathering systems, gas processing plants, compressors and compressor sites described in Exhibit E (the "Gathering Systems") and the real estate described in Exhibit F (the "Real Property");

                          (iv) All oil and condensate in storage, natural gas, casinghead gas, petroleum, natural gas liquids, products and other hydrocarbons and minerals of every kind and description produced in association therewith ("Hydrocarbons") that are owned by Seller and are in any way attributable to the Leases and that at the Effective Time (as hereinafter defined) were severed from the ground but were not





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                                  theretofore sold and delivered to a third
                                  party unaffiliated with the Seller;

                          (v) All of the following, regardless of whether in hard copy form or electronically stored:
                                  (A) abstracts, title opinions, title reports, curative information, title policies, lease and land files, well files, easement and right-of-way files, surveys, analyses and compilations (but only to the extent related exclusively to the Properties), correspondence, filings with regulatory agencies, tax returns (other than income tax returns), financial compilations (but only to the extent related exclusively to the Properties), other documents and instruments that may in any way relate to the Properties;
                                  (B) geophysical, geological, engineering, exploration, production and other technical data, magnetic field recordings, digital processing tapes, field prints, summaries, reports, maps, interpretations, studies and other analyses that are in the possession of Seller, or to which Seller has a right to possession, and in any manner relates to the Properties except for those items of geological, geophysical or other data the transfer of which is prohibited under the terms of an agreement with a third party and the release of such prohibition cannot be obtained by Seller with reasonable efforts; and (C) all other books, records and files containing financial, title or other information that are in the possession of Seller and related exclusively to the Properties (the "Data"); and

                          (vi) All of Seller's rights, titles and interests in, to and under all agreements and contractual rights which relate to the Leases, Wells, Equipment, Miscellaneous Equipment, Gathering Systems, Real Property, Crude Oil in Tanks, Pipeline Equipment or Data (the "Agreements") including without limitation all rights in, to and under production purchase or sales contracts, operating agreements, unitization agreements, farmout agreements, farmin agreements, areas of mutual interest, saltwater disposal agreements, water injection agreements, surface use agreements, gathering agreements, rights-of-way, pooling agreements, pooling designations, orders of governmental authorities with jurisdiction attributable to the Leases, Wells or Equipment, or to production, storage, treatment, transportation, processing or sale or disposal of oil, gas, other hydrocarbons, minerals, or substances therefrom.

                 (b) Effective Time; Additions and Exclusions. The purchase and sale of the Properties shall be effective as of July 1, 1995, at 7:00 a.m. local time where the Properties are located (the "Effective Time"). The purchase





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                          and sale contemplated by this Agreement shall also
                          apply to replacements of Property and new property acquired by Seller after the Effective Time of the type described in clauses (a)(iii) above. Buyer acknowledges that the inventory of the items described on Exhibit D was conducted prior to the Effective Time and that certain of such items may have been put to use in the ordinary course of Seller's business or lost. None of the used or lost inventory described in Exhibit D shall be replaced by Seller provided the value of any such item is less than $1,000. The Parties acknowledge that Seller will except and reserve from the purchase and sale contemplated by this Agreement (i) all financial information that does not relate exclusively to the Properties, (ii) the assets related to Seller's utility businesses and (iii) those certain pipelines, easements, rights-of-way, lands, items of equipment and facilities listed on Schedule V (all of the foregoing being referred to herein as the "Excluded Properties"). Seller will also except and reserve from the purchase and sale contemplated by this Agreement any assets not conveyed pursuant to clause
                          (a) above.

         2.      Purchase Price:

                 (a) Down Payment. Buyer agrees to provide a cash down payment of $3,300,000 or before September 13, 1995, 5:00 p.m. MDT (the "Escrowed Payment"). This contract shall be terminated, without liability on the part of Seller or Buyer, if said Escrowed Payment is not received on or before such date and time. The Escrowed Payment will be deposited into escrow with Norwest Bank Colorado N.A. pursuant to an Escrow Agreement substantially in the form of Exhibit H hereto and will be released to Seller at Closing or, if the Closing does not occur, will be released in accordance with the terms of Section 11 hereof.

                 (b) Closing Payment. Subject to fulfillment of the terms and conditions of this Agreement, in full consideration for the Properties, Buyer shall pay to the Seller, at Closing, THIRTY-THREE MILLION DOLLARS ($33,000,000.00), including the Escrowed Payment referred to above, which amount shall be subject to offsets and adjustments as provided herein.

                 (c) Adjustment to Purchase Price. (i) The purchase price shall be adjusted upward by the following:

                                  (A) The amount of cost and expenses paid by Seller attributable to operation of the Properties in the ordinary course of business (including all employees' salary and benefit expenses, reasonable general administrative and overhead





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                                           expenses, taxes (except income and
                                           franchise taxes), assessments,
                                           duties, rentals, royalties, lease
                                           bonuses, fees, levies or other
                                           governmental charges) with respect
                                           to the period of time between the
                                           Effective Time and the Closing; and

                                  (B)      The value of all oil and condensate
                                           in storage ("Crude Oil in Tanks")
                                           determined by reference to the
                                           applicable previous month's average
                                           contract price for such Crude Oil in
                                           Tanks as determined at the Effective
                                           Time and after appropriate deduction
                                           for royalties, overriding royalties,
                                           other burdens on production and
                                           production taxes.

                          (ii) The purchase price shall be adjusted downward by the following:

                                  (A)      Proceeds received by Seller or any
                                           other person (except Buyer) that are
                                           in any way attributable to the
                                           Properties (including sales of Crude
                                           Oil in Tanks) for the period of time
                                           between the Effective Time and the
                                           Closing;

                                  (B)      The aggregate Defect Amounts, as
                                           determined pursuant to Section 3(c);
                                           and

                                  (C)      Liabilities for accrued vacation
                                           existing as of the Effective Time
                                           with respect to those employees of
                                           Seller who are offered and accept
                                           employment with Buyer, as
                                           contemplated by Section 17 hereof.

         3.      Title and Other Matters:

                 (a) General Access: Prior to the Closing, Seller will provide Buyer, at the offices of Seller, during normal business hours, access to all of Seller's records relating to the Properties, and shall permit Buyer, at Buyer's expense, to copy:

                          (1) All of the books (other than books that relate in any way to Seller's utility businesses), files, computer data files and ad valorem, net proceeds, severance and property tax and financial records directly applicable to the Properties, contracts, correspondence, maps, data, reports, plats, and other documents of Seller pertaining to the Properties; and

                          (2) All title opinions, supplemental title opinions and title curative material of Seller relating to the Properties; and





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                          (3)     All other information possessed by Seller
                                  with respect to the Properties as Buyer may from time to time reasonably request. Seller shall not be obligated to acquire any updated abstracts, title opinions or other additional title information but shall cooperate with Buyer in endeavoring to obtain such additional title or other information at Buyer's expense. Any other provision of this Agreement to the contrary notwithstanding, Seller shall not provide Buyer with copies of any records or data or access to any records or data which consist in whole or in part of information regarding Seller's utility businesses and which Seller considers to be proprietary or confidential to it.

                          In addition, Seller will provide Buyer with all information and access to such records (including accounting work papers) and individuals (including Seller's independent public accountants) as may be reasonably necessary to permit Buyer to conduct an audit of the Properties sufficient to enable Buyer to prepare, at Buyer's expense, audited and unaudited financial statements with respect to the Properties that will satisfy the requirements of Form 8-K under the Securities Exchange Act of 1934, as amended, as they apply to Buyer.

                 (b) Good and Marketable Title. As used herein, the term "good and marketable title" shall mean:

                          (1)     with respect to ownership of Leases
                                  attributable to a Well, a record title that
                                  (a) entitles Seller to receive, throughout the life of a Well or Unit, at least the net revenue interest for such Well shown in Exhibit B; (b) obligate Seller to bear, throughout the life of a Well (and the plugging, abandonment and salvage thereof), no greater working interest for such Well than the working interest shown for such Well in Exhibit B; and (c) is free and clear of all liens and encumbrances except a mortgage lien in favor of Norwest Bank Colorado N.A. which will be released at Closing and liens for taxes not delinquent, utility easements and encumbrances or restrictions which do not affect materially and adversely the value of the Properties.

                          (2) with respect to ownership of Leases not attributable to a Well, a record title that is free from reasonable doubt as to all matters of law and fact such that a reasonably prudent person, engaged in the ownership, development and operation of oil and gas properties or assets (including pipelines and gas plants), with knowledge of all the facts and appreciation of their legal significance, would be willing to accept title to such Properties without a reduction in the




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                                  portion of the purchase price
                                  allocated to such Property in the Schedule to be prepared pursuant to Section 21 hereof.

                          (3) with respect to all of the Properties other than the Leases and Wells, good and valid title that is free and clear of all liens and encumbrances other than those described in clause (1)(c) above.

                 (c)      Defects and Adjustment of Purchase Price.

                          (1) The term "Title Defect", as used herein, shall mean any material encumbrance, defect in, or objection to Seller's title to the Properties, which based upon petroleum industry standards in the areas where the Properties are located, alone or in combination with other defects, would cause Seller's title to any of the Properties to be other than good and marketable title. Any Title Defect for which Buyer does not deliver notice to Seller by five (5) working days before the Closing Date shall be deemed waived.

                          (2) Any environmental degradation reported to Seller pursuant to Section 10(b) shall constitute an "Environmental Defect" and be subject to the provisions of clauses (c)(4) through (c)(9) below.

                          (3) Prior to the Closing, Seller shall bear or assume all of the risk of any change in the condition of the Properties and Seller shall maintain, and make prompt payment of any insurance premiums under any insurance policies relating to the Properties from the Effective Date until the Closing. Should any of the Properties be subjected to a bona fide threat of condemnation by an entity having the power of eminent domain, be included in whole or in part in a governmental plan or proposal that might result in the taking of all or part of the Properties, be taken by eminent domain or condemnation or be destroyed, lost or cease to produce because of blowout, fire, storm or casing collapse, Act of God or other casualty prior to the Closing, such event shall constitute a "Casualty Defect" and be subject to the provisions of clauses (c)(4) through (c)(9) below.

                          (4) If, on or before five (5) business days prior to Closing, Buyer determines that one or more Title Defects or Environmental Defects exist, Buyer shall give notice to Seller of the existence of said defects together with sufficient details to inform Seller of the nature and extent of each of the defects and Buyer's estimate of the reduction in value of the Properties by reason of each of such defects. In addition, if Buyer becomes aware of a Casualty Defect





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                                  prior to Closing, Buyer shall furnish to
                                  Seller in writing its estimate of the
                                  reduction in value of the Properties by
                                  reason of such Casualty Defect (the Title
                                  Defects, Environmental Defects and Casualty
                                  Defects being herein called "Defects" and the reduction in value of the Properties attributable to such Defects being herein called "Defect Amount").

                          (5) In the event Seller receives notice of Defects prior to Closing, then prior to or contemporaneously with the Closing it shall give written notice to Buyer with respect to each Defect as to whether it agrees with the existence of the Defect and the Defect Amount ascribed thereto, and whether it intends to cure such Defect prior to Closing. If Seller fails to deliver a written response to a notice of Defect prior to Closing or if Seller fails to cure the Defect by the Closing, then Seller shall be deemed to have admitted the existence of the Defect and accepted Buyer's estimate of the Defect Amount.

                          (6) If, in response to Buyer's notice of Defect, Seller elects to attempt to cure the Defect, Seller shall have the period between receipt of Buyer's notice and the Closing to effect such cure to the reasonable satisfaction of Buyer.

                          (7) If, at the time of Closing, the parties are unable to resolve all disputes as to the existence of Defects or the value of Defect Amounts, the Closing shall proceed and the disputed portion of the purchase price shall be placed in an interest bearing escrow account distributable to the parties by mutual agreement or, in the absence of agreement, then in accordance with the award after arbitration as provided in clause
                                  (c)(8) below.

                          (8) If the parties are unable to resolve all disputes as to the existence of Defects or reduction in value attributable to such Defects within the thirty days after Closing, then on the business day next following thirty days after Closing, the remaining disputes shall be submitted to binding arbitration. Within fifteen days after submission to arbitration, Seller and Buyer agree to jointly select an arbitrator experienced in the U.S. oil and gas business, who shall be the sole arbitrator (the "Arbitrator") to hear and decide all remaining disputes regarding Defects and Defect Amounts. The Arbitrator so chosen shall be impartial and independent of all parties to this Agreement and shall be experienced and knowledgeable about the subject matter (generally and not as to the express facts concerning the Properties) of the remaining disputes.





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                                  If the parties are unable to agree upon the
                                  designation of a person as Arbitrator, then
                                  Seller or Buyer may in writing request the managing partner of the law firm of Holland & Hart in Denver, Colorado (or, if such managing partner is unable or unwilling to so act, the currently sitting presiding judge of the United States District Court of the District of Wyoming) to appoint the Arbitrator and such Arbitrator shall hear all matters submitted to arbitration under this section.

                          (9) In the event the total of all Defect Amounts (after agreement, admission or arbitration of the existence and amount thereof) equals less than $200,000.00, no adjustment of the purchase price shall occur. In the event such total exceeds $200,000.00 the purchase price shall be reduced by the total of Defect Amounts as finally agreed upon, admitted or arbitrated.

         4. Seller's Covenants and Representations. Seller covenants, represents and warrants to Buyer that:

                 (a) The Seller is a corporation which is validly existing and in good standing under the laws of its state of formation, and has all requisite corporate power and authority to own or lease its assets and properties and carry on its business as such business is conducted, to hold record title to the Properties, to enter into this Agreement and the documents and instruments contemplated hereby, and to perform its obligations under this Agreement and the documents and instruments contemplated hereby. Seller is duly licensed or qualified to do business as a foreign corporation, if applicable, and is in good standing in all jurisdictions (other than North Dakota) wherein the Properties lie or the nature of the business conducted by it requires it to be so licensed or qualified. Neither the execution and delivery of this Agreement or the documents and instruments contemplated hereby nor the consummation of the transactions contemplated by this Agreement and the documents and instruments contemplated hereby will violate or be in conflict with, require any consent, approval or notice under or result in acceleration of performance required under (i) Seller's charter or bylaws or any agreements or instruments to which Seller is a party or by which Seller or any of the Properties are bound, or (ii) any judgment, decree, order, statute, ordinance, rule, regulation or permit applicable to Seller or any of the Properties, nor will such consummation result in the creation or imposition of any lien or encumbrance on the Properties or upon the oil, gas or other minerals produced from the Properties.





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                 (b)      Due Authorization and Execution; Enforceability.
                          This Agreement and all documents and instruments required hereunder to be executed and delivered by Seller have been duly authorized by Seller and Seller's shareholders. This Agreement has been, and such documents and instruments by the Closing will have been, duly executed and delivered by Seller, and this Agreement constitutes and such other documents and instruments will constitute valid, legal and binding obligations of Seller enforceable in accordance with their terms.

                 (c) No Brokers Fees. Seller has incurred no liability, contingent or otherwise, for broker's or finder's fees in connection with this transaction for which Buyer shall have any responsibility whatsoever.

                 (d) No Litigation or Audit. No suit, action, investigation, arbitration or other alternative dispute resolution proceeding, or other proceeding (other than valuation or other royalty audits) is pending or, to the best of Seller's knowledge, threatened before any Tribe of Indians, court or governmental agency, and to the best of Seller's knowledge, no cause of action exists, that might materially, adversely affect the Properties or Seller's authority to convey the same, including, without limitation, Seller's title thereto, operations thereon, and the marketing of production therefrom. No suit, action, investigation, arbitration or other alternative dispute resolution proceeding, or other proceeding is pending or, to the best of Seller's knowledge, threatened before any Tribe of Indians, court or governmental agency that questions the validity of this Agreement.

                 (e) Gas Imbalances. Seller has no knowledge of any gas imbalances in the Wells other than as disclosed in
                          Schedule I. Buyer shall assume the benefit or burden, as the case may be, of any gas imbalances in the Wells not disclosed on Schedule I.

                 (f) Taxes. All ad valorem, property, production, net proceeds, severance, and similar taxes, assessments, duties, fines or other governmental charges (together with any interest thereon or any penalties, additions to tax or additional amounts with respect thereto) based on, measured by or imposed with respect to the ownership or operation of the Properties or the production of hydrocarbons or the receipt of proceeds therefrom that have become due and payable with respect to the Properties have been paid timely and, to the best of Seller's knowledge, in the correct amounts and all tax and information returns to tax authorities required to be filed with respect to the Properties have been timely and, to the best of Seller's knowledge, properly filed. Except for the federal income tax audit for Seller's fiscal year ended June 30, 1993, there are no tax audits in progress, scheduled, or threatened. Current production taxes shall be





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                          prorated as of the Effective Time and incorporated
                          into the adjustments at Closing as stated in Section
                          7. As of the time of Closing, the Properties will not be subject to any liens or encumbrances imposed or arising out of non-payment of all or any portion of any taxes, assessments, duties, fines or other governmental charges of any kind (or any penalties or interest with respect thereto) except for the lien for ad valorem taxes created by state statute.

                 (g) Operating Costs. All operating costs and expenses chargeable to the Properties under applicable Operating Agreements, as of the Effective Time, have been paid in full by Seller or arrangements have been made for payment if the amounts thereof are unknown or disputed. Seller shall be responsible for the settlement of all joint billing audits which relate to accounting periods prior to the Effective Time. Buyer shall be responsible for the settlement of all joint billing audits which relate to accounting periods after the Effective Time.

                 (h) Compliance with Applicable Law. To the best of Seller's knowledge, Seller in the conduct of its business and with respect only to the period during which Seller has owned any of the Properties is in substantial compliance with all laws, statutes, ordinances, decrees, requirements, orders, judgments, rules and regulations of any governmental authority, the failure to comply with which would materially adversely affect the operation of or revenues attributable to any of the Properties. Neither Seller nor any of its businesses, operations, assets or properties is subject to regulation under the Interstate Commerce Act, as amended, nor does Seller own or operate any common or contract carrier within the meaning of the Interstate Commerce Act that is subject to the jurisdiction of the Interstate Commerce Commission or the Federal Energy Regulatory Commission ("FERC").

                 (i) Title to Properties. Seller represents and warrants title to all of the Properties as to claims made or encumbrances created by, through and under Seller but not otherwise.

                 (j) Contracts. (i) The contracts and agreements identified by type below and further identified in
                          Exhibit I are agreed by the parties to be the only contracts affecting the Properties which are material to this sale and purchase, excepting only oil and gas leases, unit agreements, pooling agreements, joint operating agreements, division orders and transfer orders. The excepted contracts have been made available to Buyer's representatives heretofore and Seller represents and warrants that none of such files or contracts were unavailable or in any manner removed from the normal storage locations to which Buyer's representatives were given access.

                          The types of contracts which the parties agree are material to this sale and purchase, other than the excepted contracts, are the following:

                                  (A)      oil purchase and sale contracts
                                           other than spot sale contracts or
                                           contracts with 30-day cancellation
                                           provisions;

                                  (B)      gas purchase and sale contracts
                                           other than spot sale contracts or
                                           contracts with 30-day cancellation
                                           provisions;

                                  (C)      liquids purchase and sale contracts
                                           other than spot contracts or
                                           contracts with 30-day cancellation
                                           provisions;

                                  (D)      contract pumping agreements;

                                  (E)      equipment lease agreements; and

                                  (F)      farmout agreements.

                          (ii) To the best of Seller's knowledge, all of the contracts, those excepted as well as those identified in Exhibit I are valid, binding and enforceable by Seller and will be valid, binding and enforceable by Buyer upon assignment to Buyer. In the event assignment of any contract requires consent of a third party, Seller will endeavor to secure such consents; failing in which Buyer may elect to consider the failure a Title Defect or waive the non-consent and in such event Seller agrees to hold the contractual right or rights in trust for Buyer to the extent Seller lawfully may do so.

                                  To the best of Seller's knowledge, it (A) is not in breach or default due to any actions or failure to perform, in any material respect under any of the contracts referred to in this section and (B) has neither received nor given any notice of action to terminate, cancel, rescind or procure judicial reformation of any of said contracts, and no such action has been threatened.

                          (iii) With respect to the material Agreements that are gas purchase and sales agreements:

                                  (A) Payments for gas sold or transported pursuant to each of such Agreements are current (subject to adjustment in accordance with their terms) within thirty (30) days, except for items being contested in good faith, and in accordance with the prices or rates set forth therein.

                                  (B)      Except for a presently ongoing
                                           renegotiation with Montana Power
                                           which will trigger renegotiation of
                                           dependent gas purchase and sale
                                           agreements relating to Montana gas
                                           sales, no party under any of such
                                           Agreements has communicated to
                                           Seller (or to the best knowledge of
                                           Seller, to the operator of any of
                                           the Properties), directly or
                                           indirectly, its intent to cancel,
                                           terminate or renegotiate any of such
                                           Agreements or otherwise to fail or
                                           refuse to perform its obligations
                                           under such Agreements whether such
                                           failure or refusal was pursuant to
                                           any force majeure, market-out or any
                                           other provision contained in any of
                                           such Agreements or otherwise.

                 (k) Current Commitments. Schedule II contains a true and complete list as of the date of this Agreement of all drilling or reworking Wells and all executed, approved or outstanding authorities for expenditure ("AFE's") and written commitments to drill or rework any of the Wells.

                 (l) Production Burdens, Taxes, Expenses and Revenues. To the best of Seller's knowledge, all rentals, royalties, shut-in royalties, overriding royalty interests and other payments due under or with respect to the Properties have been paid.

                 (m) Production Balances. None of the purchasers under any production sales contracts is entitled, and Seller is not obligated under such contracts to permit any person to receive deliveries of petroleum substances at any time after the Effective Time without paying at such time the full contract price therefor.

                 (n) Tax Partnerships. Except as disclosed on Schedule III to this Agreement, none of the Properties are subject to a tax partnership.

                 (o) Wells. To the best of Seller's knowledge, all of the Wells have been drilled and completed within the boundaries of the Leases or within the limit otherwise permitted by contract, pooling or unit agreement and by laws; and all drilling and completion, and plugging and abandonment, of previously plugged wells and the Wells and all development and operations on the Properties have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any governmental authority. To the best of Seller's knowledge, none of the Wells is subject to penalty or allowable after the date hereof because of any overproduction or other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any governmental authority which would prevent any of such Wells from being entitled to its full legal and regular allowable from and after the date hereof as prescribed by any governmental authority.

                 (p) Gathering Systems. The Gathering Systems and the operation thereof are subject to rules, regulations and orders of regulatory agencies or authorities having jurisdiction over Seller's operations and activities. Such rules, regulations or orders do not presently cover gathering or processing charges. Seller is not a party to or, to the best of its knowledge, the subject of any regulatory action, investigation or proceeding that concerns the transportation of gas in any part of the Gathering Systems.

                 (q) Employee Benefit Matters. Neither Seller nor any Commonly Controlled Entity (as hereinafter defined) maintains or contributes to any "employee pension benefit plan", as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is covered by Title I of ERISA. Seller and each Commonly Controlled Entity has made, or caused to be made, all contributions, if any, required to be made by Seller or such Commonly Controlled Entity pursuant to law or under the terms of all employee pension benefit plans, profit sharing plans or other "employee benefit plans" (as such latter term is defined in Section 3(3) of ERISA) currently or previously maintained by Seller or any Commonly Controlled Entity or to which Seller or any Commonly Controlled Entity contributes or has in the past contributed, and there exists no condition or set of circumstances that, with notice or lapse of time or both, would constitute a default with respect to any such contributions. No portion of the Properties is, or by this transaction shall become, burdened by any liability or contingent liability under any such employee benefit plan, the Internal Revenue Code of 1986, as amended (the "Code"), ERISA or the Multiemployer Pension Plan Amendments Act of 1980, as amended ("MEPPA") and the purchase and sale contemplated herein shall not cause any loss or liability under any such employee benefit plan, the Code, ERISA or MEPPA for Seller or Buyer. As used herein the term "Commonly Controlled Entity" shall mean any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code) with Seller.

                 (r) Credit for Production of Fuels from a Nonconventional Source. Except for the Wiskey Butte Unit Wells in Sweetwater and Lincoln Counties, Wyoming, there are no Wells the production from which is eligible for the credit provided by Section 29 of the Code (the "Section 29 Wells"). With respect to the Section 29 Wells, the gas produced from each Section 29 Well has been finally determined by the applicable jurisdictional agency to be "natural gas produced from a designated tight formation" in accordance with 18 C.F.R. Section 274.205(e).

                 (s) Operation of Business. To the best of its knowledge, since the Effective Time, Seller has (i) carried on its business in a good and workmanlike manner in the usual and ordinary course, and (ii) maintained all insurance that was in effect as of the Effective Time with respect to Seller's business and the Properties.

                 (t) Employment Matters. Seller is not a party to any collective bargaining or union contract applicable to any of its employees and, to Seller's knowledge, there does not exist any current union organizational effort with respect to such employees.

                 (u) Environmental Degradation. To the best of Seller's knowledge, no environmental degradation exceeding state or federal minimums existed prior to Seller's acquisition of the Properties and none have occurred in relation to the Properties during the period the Properties have been owned by Seller.

         5. Buyer's Representation. Buyer represents and warrants to Seller that:

                 (a) Buyer is a corporation which is validly existing and in good standing under the laws of its state of formation, and has all requisite corporate power and authority to own its assets and properties and carry on its business as such business is conducted, to hold record title to the Properties from and after the Closing, to enter into this Agreement and the documents and instruments contemplated hereby, and to perform its obligations under this Agreement and the documents and instruments contemplated hereby. By the time of Closing, Buyer will be duly licensed or qualified to do business as a foreign corporation, if applicable, and will be in good standing in all jurisdictions (other than North Dakota) wherein the Properties lie or the nature of the business conducted by it requires it to be so licensed or qualified. Neither the execution and delivery of this Agreement or the documents and instruments contemplated hereby nor the consummation of the transactions contemplated by this Agreement and the documents and instruments contemplated hereby will violate or be in conflict with, require any consent, approval or notice under or result in acceleration of performance required under (i) Buyer's charter or by-laws or any agreements or instruments to which Buyer is a party or by which Buyer is bound or (ii) any judgment, decree, order, statute, ordinance, rule, regulation or permit applicable to Buyer.

                 (b) This Agreement and all documents and instruments required hereunder to be executed and delivered by Buyer have been duly authorized by Buyer's Board of Directors. This Agreement has been, and such documents and instruments by the Closing will have been, duly executed and delivered by Buyer through its duly constituted and authorized officers, and this Agreement constitutes and such other documents and instruments will constitute valid, legal and binding obligations of Buyer enforceable in accordance with their terms.

                 (c) Buyer has incurred no liability, contingent or otherwise for broker's or finder's fees in connection with this transaction for which Seller shall have any responsibility whatsoever.

                 (d) Buyer will comply with all laws and governmental regulations with respect to abandonment of wells and/or abandonment of the leasehold property including, where applicable, the plugging of wells, the compliance with laws or rules regarding inactive or unplugged wells, including bonding requirements, and surface work as specified in the Leases or applicable law or regulation.

                 (e) Buyer's bonding coverage as of the Closing adequately will cover all bonding requirements of applicable conservation or regulatory agencies. Buyer shall furnish Seller with copies of such bonds or acceptance letters by the agencies prior to Closing.

         6. Conditions to Closing. The obligations of each party to close this sale and purchase is subject to the conditions precedent that at Closing (i) all covenants and agreements of the other party have been kept and performed in all material respects,
                 (ii) all representations and warranties of the other party are true and correct in all material respects as of the date of Closing as though made on the date of Closing, and (iii) each of Seller and Buyer will have furnished the other with (A) a certificate of their respective presidents or chief executive officers, dated the Closing Date, to the effect that, to the best of their knowledge and belief, the conditions described in clauses (i) and (ii) have been satisfied and (B) copies, certified by their respective secretaries, of all resolutions of their respective boards of directors and Seller's shareholders with respect to authorization and approval of the transactions contemplated by this Agreement.

         7. Preliminary Settlement and Closing. At least five (5) working days prior to Closing, Seller shall prepare and furnish to Buyer by telefax transmission a preliminary settlement statement (the "Preliminary Settlement Statement") that shall set forth all adjustments provided for herein, together with the calculations of all such adjustments, effective as near to the Closing Date as possible. The amount stated therein as the adjusted purchase price shall constitute the aggregate payments to be made by Buyer both to Seller and into escrow at the Closing.

                 Unless extended pursuant to Section 9(a) or otherwise by mutual agreement, the Closing shall be held at 10:00 a.m. at Seller's offices in Worland, Wyoming on September 29, 1995, or at such other time and place as the parties may mutually agree on in writing (the "Closing Date"). Regardless of when the Closing shall occur, it shall be effective as of the Effective Time. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others.

                 (a) Seller shall execute, acknowledge and deliver to Buyer at the Closing an assignment or assignments in a form substantially as set forth in Exhibit G attached hereto conveying the Properties effective as of the Effective Time to Buyer, together with any conveyance forms required by applicable law as to Indian, federal or state leases.

                 (b) Seller shall execute, acknowledge and deliver to Buyer at the Closing, transfer orders or letters in lieu prepared by Buyer directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Properties effective with production occurring from and after the Effective Time.

                 (c) Buyer shall take over operations of Seller's interests in the Properties and Seller shall provide Buyer with any change of operator forms required by governmental rules or regulations.

                 (d) Buyer shall pay the adjusted purchase price (the "Initial Closing Amount") to Seller as set forth in the Preliminary Settlement Statement.

         8.      Effects of Closing.

                 (a) All oil, gas and hydrocarbons produced and sold or otherwise disposed of prior to the Effective Time (irrespective of whether payment for the same has been made or received), which are attributable to Seller's interest in the Properties, shall be and remain the property of Seller. All oil, gas and hydrocarbons produced and not sold or otherwise disposed of after the Effective Time, which are attributable to the Seller's interests in the Properties, shall be the property of Buyer.

                 (b) All proceeds from sales of production, accounts receivable, and other monies,income and benefits, with respect to Seller's interest in the Properties, which relate to the period prior to the Effective Time shall belong to and be assumed by Seller, and those which relate to the period commencing with the Effective Time shall belong to and be paid over to Buyer.

                 (c) Ad valorem, net proceeds, property, severance, conservation, and similar taxes assessed against production for the Properties shall be prorated to the Effective Time based on actual production, and each party shall pay its prorated amount thereof. If the amount of said tax for the current year has not been determined, the proration shall be based upon the estimated current assessed valuation and previous year's mill levy.

                 (d) Except for Crude Oil in Tanks, all royalties, accounts payable and other fees, costs and expenses with respect to the Seller's interest in the Properties which relate to the period prior to the Effective Time shall be the obligation of and be paid by Seller. Those royalties, accounts payable, fees, costs and expenses which relate to the period commencing with the Effective Time, including Crude Oil in Tanks, shall be the obligation of and be paid by Buyer. Suspense accounts containing undistributed revenues shall be transferred to Buyer at the Closing and Buyer shall indemnify Seller against any claims made by third parties for the suspense account to the extent of the fund.

                 (e) All liabilities for employees' accrued vacation existing as of the Effective Time shall be retained and, with respect to employees who are offered and accept employment with Buyer as contemplated by
                          Section 17 hereof, paid by Seller to Buyer at Closing. Such payment shall be made by adjustment of the purchase price pursuant to Section 2(c).

         9.      Post-Closing Matters.

                 (a) On the Closing Date, the parties shall either close or either party may upon delivery of at least five
                          (5) days prior notice to the other party, extend the closing for any period of time not exceeding ten (10) days. In the event this transaction is closed, then as soon as practicable after the Closing Date, but in no event later than 45 days thereafter, Seller shall prepare and deliver to Buyer, in accordance with generally accepted accounting principles, a final settlement statement (the "Final Settlement Statement") setting forth each adjustment or payment that was not finally determined as of the Closing and showing the calculation of such adjustments and the resulting final Closing Amount (the "Final Closing Amount"). As soon as practicable after receipt of the Final Settlement Statement, but in no event later than 15 days thereafter, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes to make to the Final Settlement Statement. The parties shall agree with respect to the changes proposed by Buyer, if any, no later than fifteen (15) days after Seller receives from Buyer the written report described above containing Buyer's proposed changes. The date upon which such agreement is reached or upon which the Final Closing Amount is established, shall be herein called the "Settlement Date". In the event that:

                          (1) The Final Closing Amount is more than the Initial Closing Amount, Buyer shall pay to Seller the amount of such difference; or

                          (2) The Final Closing Amount is less than the Initial Closing Amount, Seller shall pay to Buyer the amount of such difference, in either event by wire transfer in immediately available funds or, by cashier's check. Payment by Buyer or Seller, as the case may be, shall be within five (5) days of the Settlement Date. Such payment shall constitute final settlement of the adjustments for revenues, expenses, and taxes attributable to the Properties.

                 (b) If this transaction closes, Seller shall deliver to Buyer on the Closing Date, possession of the Properties and all files and records of Seller relating to the Properties to the extent not previously delivered. Seller may retain copies of such files and records and shall have the right to review and copy the originals thereof at Seller's expense, during business hours upon reasonable notice.

         10.     Other Covenants and Indemnification.

                 (a) Seller covenants and agrees with Buyer that from the date hereof until the Closing Date, it shall (i) carry on its business in a good and workmanlike manner in the usual and ordinary course, and (ii) maintain all insurance now in force with respect to Seller's business and the Properties.

                 (b) Buyer has undertaken, or prior to the Closing will undertake, an environmental assessment of such of the Properties as it deems necessary. All environmental degradations exceeding state or federal minimums of which Buyer becomes aware shall be reported to Seller as "Defects" and be subject to the provisions of
                          Section 3. Buyer's report to Seller shall include an estimate of the reasonable cost of remediation of the applicable Properties, and Seller shall have the right to conduct such remediation prior to Closing. After Closing, Buyer shall be solely responsible for all past and future environmental degradation which may have occurred or will occur with respect to such portion of the Properties.

                 (c) Buyer agrees to and shall indemnify and hold Seller, its affiliates, and their respective officers, directors, employees, and agents free and harmless from all claims, demands, obligations and liabilities (including attorney's fees) (collectively, "Costs") relating to or arising from a breach of Buyer's covenants, representations and warranties herein.

                 (d) Seller agrees to and shall indemnify and hold Buyer, its affiliates, and their respective officers, directors, employees and agents free and harmless from all Costs relating to or arising from a breach of Seller's covenants, representations and warranties herein, including the environmental representation in
                          Section 4(u) hereof, irrespective of environmental remediation by Buyer. The above indemnification is personal to Buyer and its affiliates (and their respective officers, directors, employees and agents) and may not be assigned by them.

         11.     Termination of Agreement.

                 (a) Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated and abandoned as follows at any time on or before the Closing Date:

                          (1)     By mutual consent of Seller and Buyer;

                          (2) By Buyer if, at any time fifteen or more days after the Closing Date, Seller has not fulfilled the conditions to Closing set forth in Section 6 to be fulfilled by it;

                          (3) By Seller if, at any time fifteen or more days after the Closing Date, Buyer has not fulfilled the conditions to Closing set forth in Section 6 to be fulfilled by it; or

                          (4) By Seller or Buyer, if the Defect Amounts, as determined pursuant to Section 3(c) exceed, in the aggregate, $3,300,000.

                 (b) In the event of termination of this Agreement, each party shall return all books, contracts, records, reports, maps, files, papers and other property of the other then in its possession, and each party shall bear all legal and other expenses and costs incurred by such party in connection with the negotiation or implementation of this Agreement. Notwithstanding the foregoing, Buyer acknowledges that Seller would be damaged if any confidential information relating to Seller or the Properties were used or disclosed. Accordingly, in the event this Agreement is terminated, Buyer and its respective affiliates shall maintain the confidentiality of all nonpublic information relating to Seller or the Properties and shall not make any use whatsoever of such information.

                 (c) In the event this Agreement is terminated pursuant to clause (a)(1) or (a)(4) above, the Escrowed Payment will be returned to Buyer. In the event Buyer has performed all of its obligations hereunder, and has tendered performance of all conditions to Closing to be performed by it, and the Seller fails to perform this Agreement and Close, then Buyer may, at its option and discretion, (i) insist upon specific performance of this Agreement (in which event the Escrowed Payment shall be retained in escrow and released to Seller if this Agreement is specifically performed) or (ii) terminate this Agreement pursuant to clause (a)(2) above and pursue any other remedy, legal or equitable, which it may have (in which event the Escrowed Payment shall be returned to Buyer). In the event Seller has performed all of its obligations hereunder, and has tendered performance of all conditions to closing to be performed by it, and the Buyer fails to perform this Agreement and Close, then Seller shall be entitled as its sole and exclusive remedy to terminate this Agreement pursuant to clause
                          (a)(3) above and to require the Escrowed Payment be paid over to Seller as liquidated damages.

         12. Further Assurances. After the Closing, each of the parties will execute, acknowledge and deliver to the other such other further instruments, and take such other action, as may be reasonably requested, in order to more effectively assure to said party all of the respective Properties, rights, titles, interests, estates, remedies, powers and privileges intended to be assigned and delivered in consummation of the transactions contemplated hereby.

         13. Notices. All communications required or permitted under this Agreement shall be in writing and any communications or delivery hereunder shall be deemed to have been duly made if actually delivered in hand or by telefax, addressed as follows:

                 If to Seller:

                          Natural Gas Processing Company
                          P. O. Box 541
                          Worland, Wyoming  82401

                          Attention:   Janeen Capshaw, Vice President

                          Telefax:  307-347-3160

                 If to Buyer:

                          KCS Resources, Inc.
                          5555 San Felipe, Suite 1200
                          Houston, Texas  77056

                          Attention:       C. R. Devine

                          Telefax:  713-964-9463

                 With a copy to:

                          Orloff, Lowenbach, Stifelman & Siegel, P.A.
                          101 Eisenhower Parkway
                          Roseland, New Jersey  07068

                          Attention:       Ralph Lowenbach


         14. Incidental Expenses. Buyer shall pay the cost of all sales, documentary, transfer and other taxes incident to the transfer of the Properties. Each party shall pay its own income or franchise taxes. Buyer shall pay all filing, recording and registration fees for any assignment or conveyance delivered hereunder. Each of Seller and of Buyer shall bear its own respective expenses incurred in connection with the Closing of this transaction including its own consultants' fees, attorneys' fees, accountant's fees, and other similar costs and expenses.

         15. Hart-Scott-Rodino Act. The parties covenant and agree that, prior to Closing, they shall prepare and submit, in a timely manner, all necessary filings in connection with the transactions contemplated by this Agreement under the HSR Act, and the rules and regulations thereunder. The parties shall request expedited treatment of such filings by the Federal Trade Commission, shall promptly make any appropriate or necessary subsequent or supplemental filings, and shall furnish each other with copies of all such filings made under the HSR Act at the same time as they are filed with the government.

         16. Entire Agreement. This instrument embodies the entire agreement between the Parties and may be supplemented, altered, amended, modified, or revoked by writing only, signed by both parties. The headings herein are for convenience only and shall have no significance in the interpretation hereof.

         17.     Employment and Employee Rights.

                 (a) Buyer represents that it intends to offer employment to all employees of Seller described in Schedule IV who are employed on the Closing Date, provided such employees desire to be employed by Buyer and provided further that Buyer shall not be required to extend an offer of employment to any of such employees that, in the exercise of Buyer's reasonable discretion, do not satisfy the conditions or meet the qualifications Buyer applies with respect to its other employees having comparable positions. All such employment shall be at will and for no fixed period of time. Buyer will provide to Seller a list of the employees to whom it proposes to offer employment not less than ten (10) days prior to Closing.

                 (b) Those employees of Seller who accept employment with Buyer shall be eligible to participate in health insurance, life insurance, vacation and other benefits on the same basis as is provided to Buyer's present employees giving credit for past service in Seller's employ except that in the case of Buyer's 401K and profit sharing plan no credit shall be accorded for past service.

                 (c) Buyer does not assume responsibility for termination of (or any obligation under) any pension plan or any other employee benefit plan maintained by Seller.

         18. Non-Compete Clause. In consideration of the mutual promises and agreements set forth herein and the payment of $100 to David L. Hamilton (which payment is to be made at the Closing), Seller and its president, David L. Hamilton, agree that, except as permitted in advance in writing by Buyer, neither of them will compete with Buyer in the exploration for and production of oil and gas nor in the gathering or processing thereof in an area embracing the Leases and the Gathering Systems and two miles from the border of any Leases or the Gathering Systems (the "AMI"). Notwithstanding the foregoing, Seller and David Hamilton shall be entitled to construct and operate gathering lines connected to Seller's utility operations. Any oil and gas lease, mineral interest, gathering system or gas processing plant owned or hereafter acquired by Seller or David L. Hamilton within the AMI and not connected to Seller's utility assets or operations shall be deemed to have been acquired in trust for Buyer and shall be assigned to Buyer upon written request following payment of the consideration paid for such lease, mineral interest or gathering system or gas processing plant and shall be subject to a 2% overriding royalty in favor of David L. Hamilton, as described on Exhibits J and K hereto. The overriding royalty relating to oil and gas leases shall be applicable only to the extent that Buyer's net revenue interest in any lease shall not be reduced by deduction of the overriding royalty to less than 80%; provided, however, that no overriding royalty assignment made by Buyer shall be included in its net revenue interest computation. It is specifically agreed that any oil and gas lease, mineral interest, gathering system or gas processing plant hereafter acquired by Buyer within the AMI shall be burdened by the same 2% overriding royalty referred to above and Buyer shall assign same to David L. Hamilton within 30 days of acquisition of such oil and gas lease, mineral interest, gathering system or gas processing plant. It also is specifically acknowledged and agreed that David L. Hamilton has reached a tentative agreement with Montana Power Company for acquisition of six gathering systems in Montana, subject to due diligence. If such acquisition is closed, the gathering systems so acquired shall be transferred to Buyer on payment to Mr. Hamilton of the total consideration paid and shall be subject to the 2% overriding royalty referred to above. This clause shall have no effect on royalties, overriding royalties, production payments or leases or mineral interests acquired by inheritance, sheriff's sale involving Seller or Mr. Hamilton as mortgagee or deed in lieu of foreclosure. This clause shall terminate in all respects (except the obligation to assign and pay the overriding royalty interest) on or after October 1, 1997, unless continued by mutual written consent.

         19. Governing Law. This Agreement shall be governed by the law of the State of Wyoming. The parties agree that if a controversy or claim between or among them arises out of or in relation to this Agreement and results in litigation, the courts of the State of Wyoming or the courts of the United States of America located in the State of Wyoming shall have jurisdiction to hear and decide such matter.

         20. Assignment: Successors. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that Buyer shall be entitled to assign this Agreement to any company that is wholly- owned, directly or indirectly, by Buyer or any parent of Buyer. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and permitted assigns, and no other person shall have any right, benefit or obligation hereunder.

         21. Exhibits; Schedules. All exhibits and schedules which are referred to herein are hereby made a part hereof and incorporated herein by reference. Seller and Buyer acknowledge that Exhibits A, B, E and F include descriptions of the Properties to be conveyed to Buyer but do not include valuation information with respect thereto. Commencing as soon as practicable after the date hereof, Buyer shall endeavor to prepare a schedule to be attached to and form a part of this Agreement, which schedule shall ascribe values to the Properties in sufficient detail to permit adjustment of the purchase price for any Defects. In accordance with the guidelines set forth in Internal Revenue Service regulations and revenue rulings, Seller and Buyer shall allocate the purchase price (as adjusted) among the

                 Properties in a manner that is consistent with the values to be ascribed to the Properties in such schedule.

         22. Bulk Sales. Seller and Buyer each agree to take all action as may be necessary to comply with the provisions of the Bulk Sales Law of any applicable jurisdiction.

         23. Attorney's Fees. In the event of any litigation between Seller and Buyer with respect to a breach or alleged breach of this Agreement or seeking enforcement of this Agreement, the defendant in such litigation shall be entitled to have its reasonable attorney's fees included in any judgment or other award if it is the prevailing party.

         24. Knowledge. As used herein, the term "knowledge" shall refer to the knowledge of the applicable party obtained after due inquiry of its officers and directors.

         25. Like Kind Exchange. Notwithstanding the foregoing provisions of this Agreement, Seller shall have the right to elect to consummate the transaction contemplated by this Agreement in whole or in part as a tax-deferred exchange pursuant to
                 Section 1031 of the Internal Revenue Code of 1986, as amended. In the event Seller so elects, Buyer shall deliver to the Qualified Intermediary (as such term is defined in Treasury Regulation and the Internal Revenue Code) designated in writing by Seller, all the amount provided for in Section 2.a. of this Agreement or such portion thereof as specified by Seller. After delivery of the amount specified by Seller to the Qualified Intermediary, Buyer shall have no further obligation regarding the tax-deferred exchange except the obligation to execute such tax-related statements or forms as may be required or necessary in order to designate or qualify the exchanges as tax-free transactions under applicable tax statutes, rules or regulations; provided, however, Seller shall bear all costs and expenses relating to the preparation and filing of any such additional statements, forms and filings.

         26. Representations Survive. The representations and warranties of the parties herein shall survive the Closing.

         27. Counterpart Execution. This Agreement may be executed simultaneously, in two or more counterparts, including telefax counterparts, each of which shall be deemed to constitute an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.


ATTEST:                                            NATURAL GAS PROCESSING CO.


By:   /s/ Philip Caines                            /s/ David L. Hamilton
   ----------------------------------------        ----------------------------
Its      Secretary/Treasurer                         President
   ----------------------------------------        ----------------------------




ATTEST:                                            KCS RESOURCES, INC.


By:  /s/ Ronald Wilson                             /s/ C. R. Devine
   ----------------------------------------        ----------------------------
Its      Vice-President - Controller                  President
   ----------------------------------------        ----------------------------





The undersigned joins in the execution hereof for the purpose of agreeing to the provisions of the non-competition provision herein.



                                                     /s/ DAVID L. HAMILTON
                                                   -----------------------------
                                                         David L. Hamilton